October
                                                 31,
Assets                                      1995       1996

Current
assets:
Cash and cash                               $15,328    $  2,664
equivalents
Accounts receivable                          21,370      21,642
Inventories                                  19,875      28,899
Prepaid expenses                              1,466       2,383
and other
Deferred income taxes                         2,130       3,166
Total current assets                         60,169      58,754
Property-net                                 21,187      27,185
Goodwill-net                                  3,100       2,784
Deferred income taxes                            99         866
Other assets                                  2,496       1,756
Total                                       $87,051     $91,345


Liabilities and
Stockholders' Equity

Current liabilities:
Accounts payable                            $13,872     $14,204
Accrued expenses                              6,901       6,470
Short-term                                                5,627
borrowings
Current portion of                            2,393       2,784
long-term debt
and capital lease
Income taxes payable                          1,991         412
  Total current liabilities                  25,157      29,497
Long-term debt                               15,270      14,193
and capital leases
  Total liabilities                          40,427      43,690
Minority                                        400         517
interest

Commitments and
contingencies

Stockholders' equity:
Common stock,                                     8           8
(.001 par value,
50,000,000 shares authorized,
7,762,228 and 7,868,691 shares
issued and outstanding in 1995 and 1996,
respectively)
Paid-in                                      36,817      37,544
capital
Retained                                      9,482      10,053
earnings
Notes receivable-                              (317)       (333)
stock purchases
Cumulative                                      234       (134)
translation adjustment
    Total                                    46,224      47,138
stockholders' equity
    Total                                   $87,051     $91,345